As filed with the
            Securities and Exchange Commission on May 20, 1996


                                           Registration No. 333-
=================================================================

                SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC  20549


                       -----------------------


                        REGISTRATION STATEMENT
                              ON FORM S-8
                  UNDER THE SECURITIES ACT OF 1933


                     DAMEN FINANCIAL CORPORATION
        (Exact name of registrant as specified in its charter)

         Delaware                                36-4029638
(State or other jurisdiction of               (I.R.S. Employer
 of incorporation or organization)            Identification No.)


200 West Higgins Road, Schaumburg, Illinois           60195
(Address of principal executive offices)           (Zip Code)

                        DAMEN FINANCIAL CORPORATION
                    1996 RECOGNITION AND RETENTION PLAN
                          (Full title of the plan)

                           Jane K. Storero, P.C.
                     Silver, Freedman & Taff, L.L.P.
                   (a limited liability partnership
                 including professional corporations)
                            Suite 700 East
                     1100 New York Avenue, N.W.
                     Washington, DC  20005-3934
                (Name and address of agent for service)

                            (202) 414-6100
(Telephone number, including area code, of agent for service)


                   CALCULATION OF REGISTRATION FEE
=================================================================
                           Proposed    Proposed
 Title of                   maximum     maximum
securities     Amount      offering    aggregate      Amount of
  to be        to be         price      offering    registration
registered  registered(1)  per share     price           fee
-----------------------------------------------------------------

Common Stock,
par value
$.01 per
share........ 158,700    $11.625(2)   $1,844,888(2)  $637(2)
              shares

----------------
      (1) Pursuant to Rule 416 under  the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plan, may become subject to the Plan.

  (2) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee, based upon the closing price of the Common Stock on the Nasdaq National
Market System of $11.625 per share on May 16, 1996.
/TABLE

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Damen Financial Corporation 1996 Recognition and Retention Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.     Incorporation of Certain Documents by Reference.

         The following documents previously or concurrently filed by Damen Financial Corporation (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

   (a) the Company's Annual Report on Form 10-K for the transition period from December 1, 1994 to September 30, 1995 (File No. 0-25484) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

   (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1995 and March 31, 1996 (File No. 0-25484) filed pursuant to Rule 13a-13 of the Exchange Act;

   (c) all other reports filed by the Company pursuant to Section 12 or 15(d) of the Exchange Act since the end of the period covered by the Report referred to above;

   (d) the Company's definitive Proxy Statement for its Annual Meeting of Stockholders held on January 23, 1996;

   (e) the Company's definitive Proxy Statement for its Special Meeting of Stockholders held May 9, 1996; and

   (f) the description of the common stock, par value $.01 per share, of the Company contained in the Company's Registration Statement on Form 8-A (File No. 0-25484) filed with the Commission on August 7, 1995 and all amendments or reports filed for the purpose of updating such description.

       All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the
Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents.
Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Janine M. Poronsky, Vice President and Secretary, 200 West Higgins Road, Schaumburg, Illinois 60195, telephone number (847) 882-5320.

    All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.     Description of Securities.

      Not Applicable.

Item 5.     Interests of Named Experts and Counsel.

      Not Applicable.

Item 6.     Indemnification of Directors and Officers.

      Article ELEVENTH of the Company's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article ELEVENTH also provides for the authority to purchase insurance with respect thereto.

     Section 145 of the General Corporation Law of the State of
Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith, (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate, (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (iv) was not Adjudged to be liable to the corporation or other corporation or enterprise
(unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

       Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the corporation's board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or (ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

       Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

       Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities.

 Item 7.     Exemption from Registration Claimed.

       Not Applicable.


   Item 8.     Exhibits.

                                                     Reference to
                                                      Prior Filing or
   Regulation S-K                                   Exhibit Number
   Exhibit Number         Document                 Attached Hereto
   ------------------------------------------------------------------

     4    Instruments defining the rights of
           security holders, including debentures:

          Certificate of Incorporation of Damen
          Financial Corporation                              *

          Bylaws of Damen Financial Corporation              **

          Damen Financial Corporation 1996
          Recognition and Retention Plan                     4

     5    Opinion of Silver, Freedman & Taff, L.L.P.         5

     23   Consents of Experts and Counsel:
          Consent of Silver, Freedman & Taff, L.L.P.       23.1
          Consent of Cobitz, VandenBerg & Fennessy         23.2

     24   Power of Attorney                           Contained on
                                                     Signature Page

------------------------
     * Incorporated hereby by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 (Registration No. 33-93868 filed on June 23, 1995).

     ** Incorporated hereby by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 (Registration No. 33-93868 filed on June 23, 1995).

Item 9.     Undertakings.

   (a)      The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
            Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Schaumburg, State of Illinois, on May 20, 1996.

                              DAMEN FINANCIAL CORPORATION



                              By:   /s/ Mary Beth Poronsky Stull
                                    -------------------------------------
                                    Mary Beth Poronsky Stull, Chairman
                                     of the Board, President and Chief
                                     Executive Officer (Duly Authorized
                                     Representative)

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mary Beth Poronsky Stull or Janine M. Poronsky, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


   /s/ Janine M. Poronsky               /s/ Mary Beth Poronsky Stull
   -------------------------            ------------------------------
   Janine M. Poronsky, Vice             Mary Beth Poronsky Stull, Chairman
   President, Corporate                 of the Board, President and Chief
   Secretary and Director               Executive Officer (Principal
                                        Executive and Operating  Officer)
   Date:  May 20, 1996
                                        Date:  May 20, 1996

                                          /s/ Charles J. Caputo
----------------------                    ----------------------------
Edward R. Tybor,                          Charles J. Caputo,
Director                                   Director

Date:                                     Date:  May 20, 1996



                                          /s/ Gerald J. Gartner
-------------------------                 -----------------------------
Carol A. Diver, Director                  Gerald J. Gartner, Treasurer
                                             and Chief Financial Officer
Date:                                     (Principal Financial and
                                               Accounting Officer)

                                          Date:  May 20, 1996

/s/ Mark C. Guinan
------------------------
Mark C. Guinan, M.D.,
Director

Date:  May 20, 1996

                                 EXHIBIT INDEX


                                             Reference to
Regulation                                   Prior Filing or
S-K Exhibit                                  Exhibit Number
Number             Document                  Attached Hereto

---------------------------------------------------------------------------
4             Instruments defining the
              rights of security
              holders, including debentures


              Certificate of Incorporation
              of Damen Financial                  *
              Corporation


              Bylaws of Damen Financial
              Corporation                        **


              Damen Financial Corporation 1996
              Recognition and Retention Plan      4

5             Opinion of Silver, Freedman &
              Taff, L.L.P.                        5


23            Consents of Experts and Counsel

              Consent of Silver, Freedman &
              Taff, L.L.P.                      23.1

               Consent of Cobitz, VandenBerg
               & Fennessy                        23.2


24        Power of Attorney                Contained
                                              on
                                           Signature
                                             Page

--------------------
* Incorporated hereby by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 (Registration No. 33-93868 filed on June 23, 1995).

** Incorporated hereby by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 (Registration No. 33-93868 filed on June 23, 1995).